EXHIBIT 10.1

DATED THIS 27 DAY OF JUNE 2018

BETWEEN

TRON GROUP INC

["VENDOR"]

AND

BT VANTAGE ASSETS GROUP LIMITED ["INVESTOR"]

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INVESTMENT AGREEMENT

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Investment Agreement

TRON GROUP INC

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INVESTMENT AGREEMENT

THIS AGREEMENT is made on 27 JUNE 2018.

BETWEEN

The party whose name and description are as stated in Section A of the Schedule annexed hereto (hereinafter referred to as the “Vendor”) of the one part;

AND

The party whose name and description are as stated in Section B of the Schedule annexed hereto (hereinafter referred to as the “Investor”) of the other part.

The Vendor and the Investor shall hereinafter be individually referred to as "a Party" and collectively as "the Parties".

WHEREAS:-

(a)	TRON GROUP INC is a limited company incorporated in Nevada State (hereinafter referred to as the “Company”). The Company have issued One Hundred Sixty Three Million Three Hundred Twenty Nine Thousand and Three Hundred Eighty Five (163,329,385-00) ordinary shares and are fully paid up or credited as fully paid.

(b)	The Vendor is the registered and beneficial owner of the respective number of shares set out in Section C of the Schedule annexed hereto totaling Thirty Two Million (32,000,000-00) ordinary shares of United States Dollar (USD) Forty Cents (USD0-40) only each of the Company (hereinafter referred to as the “Sale Shares”). The Sale Shares are free from any claims, charges, liens, encumbrances and equities and the Vendor has unrestricted rights to transfer the Sale Shares to the Investor(s) and effect registration of such transfer.

(c)	The Vendor is desirous of selling and the Investor is desirous of acquiring the Sale Shares from the Vendor upon the terms and conditions contained herein.

Investment Agreement

TRON GROUP INC

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IT IS NOW AGREED as follows:-

1.	AGREEMENT

1.1	The Vendor hereby agrees to sell to the Investor and the Investor hereby agrees to purchase from the Vendor the Sale Shares at the price of United States Dollar (USD) Forty Cents (USD0-40) only each per Sale Share, amounting to a total purchase price of United States Dollar (USD) Twelve Million and Eight Hundred Thousand (USD12,800,000-00) only (hereinafter referred to as the “Purchase Price”), subject to the terms and conditions herein below contained.

2.	STAKEHOLDER DOCUMENTS

2.1	Simultaneously with the execution of this Agreement, the Vendor shall deliver or caused to be delivered to the Investor with the following documents:

(a)	the share transfer form duly executed by the Vendor for the transfer of the Sale Shares to the Investor or its nominee(s);

(b)	the relevant original share certificates for the Sale Shares; and

(c)	the directors’ resolution(s) of the Company approving the sale of the Sale Shares by the Vendor to the Investor or its nominee(s) and for the said transfer of the Sale Shares to be registered in the Company’s Register of Members.

(hereinafter collectively referred to as “the Stakeholder Documents”).

3.	PAYMENT OF PURCHASE PRICE

3.1	It is hereby agreed by the Parties that the Purchase Price shall be paid by way of Two (2) installments in the following manner:

(i)	First Installment

United States Dollar (USD) One Million (USD1,000,000.00) only, shall be paid by the Investor to the Vendor upon the execution of this Agreement (hereinafter referred to as the “First Installment”). Upon the payment of the First Installment, the Vendor shall issue the Investor 2,000,000 Sale Shares.

Investment Agreement

TRON GROUP INC

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(ii)	Second Installment

The balance amount of United States Dollar (USD) Eleven Million Eight Hundred Thousand (USD11,800,000.00) only, shall be paid by the Investor to the Vendor within One (1) year thereafter calculating from the date of payment of the First Installment (hereinafter referred to as the “Second Installment”). Issuance of shares will take place upon payment is paid. Upon the payment of the Second Installment, the Vendor shall issue the Investor 29,500,000 Sale Shares.

3.2	The Vendor shall only issue shares in accordance to the amount paid to the Vendor, on pro-rata basis. Investor shall be liable to pay interest at the rate of ten per centum (10%) per annum on any unpaid portion due to the Vendor, calculated on a daily basis from the date the balance sum is due and payable until the date of full settlement.

4.	COMPLETION DATE

4.1	Completion of this Agreement shall take place upon the Investor making payment of the Second Installment to the Vendor (hereinafter referred to as the “Completion Date”).

4.2	On the Completion Date, the Vendor shall deliver or caused to be delivered to the Investor all Sale Shares, and a written opinion that the shares are fully paid and assessable when issued.

3.	The Parties hereby agree that upon the Completion Date, the Investor will be the beneficial owner of the Sale Shares, and it is the Parties’ mutual understanding that the Investor must proceed to issue the Sale Shares in the Investor’s name within thirty (30) days from the Completion Date. The Second Installment shall be treated as a debt owing by the Investor to the Vendor.

4.	The Vendor shall promptly disclose in writing to the Investor any event or circumstances which arises prior to the Completion Date, which might be material to the Sale Shares.

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TRON GROUP INC

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5.	DEFAULT

5.1	In the event any Party to this Agreement shall breach any of the obligations under this Agreement (hereinafter referred to as “the Defaulting Party”), the Non-Defaulting Party shall be entitled either to compel specific performance or to terminate this Agreement by notice in writing to the Defaulting Party.

5.2	If the Non-Defaulting Party seeks specific performance of this Agreement, all cost and expenses (including solicitors costs on solicitors-clients basis) incurred by the Non-Defaulting Party shall be borne fully by the Defaulting Party.

5.3	In the event the Investor is the Non-Defaulting Party and elects to terminate this Agreement due to the default of the Vendor (and the default results in the Sale Shares not being registered in the name of the Investor or its nominee), the Vendor(s) shall refund to the Investor(s) all moneys paid by the Investor to the Vendor (hereinafter referred to as “Deposit”) within three (3) days from the date of receipt of a notice of termination from the Investor or the Investor's Solicitors together with interest thereon to be calculated at the rate of ten per centum (10%) per annum on daily rest basis from the date of this Agreement until the actual date of full settlement of the above refund, as agreed liquidated damages. The Investor shall be entitled to charge interest at the rate on ten per centum (10%) per annum calculated on a daily basis on the outstanding amount due to the Investor(s) from the fourth (4th) day of the written notice until the date of full refund of the Deposit to the Investor. For the avoidance of doubt, if the Sale Shares are already registered in the name of the Investor or his nominee, the Investor shall only be entitled to damages and not a refund of the Purchase Price or any part thereof.

5.4	Upon receipt by the Investor of all moneys due and payable by the Vendor under Clause 5.3 herein, this Agreement shall become null and void and neither Party shall have any claim whatsoever against the other Party, save for any antecedent breaches.

6.	PROHIBITION TO SELL

6.1	The Investor hereby agrees that it shall not, directly or indirectly, sell, transfer or assign, in any way, in whole or in part, the Sale Shares to other parties for a period of Eighteen (18) months thereafter calculating from the date of payment of the First Installment without the written consent from the Vendor.

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TRON GROUP INC

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6.2	Any sales, transfer or assignment within the abovementioned Eighteen (18) months thereafter calculating from the date of payment of the First Installment shall result in default and in breach of clause 5.1 herein.

7.	EXCLUSION OF LIABILITY

7.1	It is hereby agreed between the Parties that the Vendor shall not be liable nor shall the Vendor indemnify or keep indemnified the Investor at any time for any claims or actions made by any person against the Company, damages, liabilities, outgoings, losses, costs (including legal costs on a solicitor and client basis) and expenses which the Investor may suffer or incur, in respect of the Company or the sale and purchase of the Sale Shares, after the Completion Date.

8.	INVESTOR REPRESENTATIONS

8.1	Investor represents and warrants that the Sale Shares issued pursuant to this Agreement are restricted securities under the Securities Act of 1933, as amended and are subject to restrictions upon transfer. The certificates for Sale Shares will contain a restrictive legend which reads as substantially follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREIN THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

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9.	MISCELLANEOUS

a)	Invalidity and Severability

If there shall be any conflict between any provision of this Agreement and any law, regulation or decree affecting this Agreement, the provision of this Agreement so affected shall be regarded as null and void and shall, where practicable, be curtailed and limited to the extent necessary to bring it within the requirements of such law, regulation or decree but otherwise it shall not render null and void other provisions of this Agreement

b)	This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements or understandings relating thereto. This Agreement may not be modified except in a writing signed by both Parties. The failure of any Party to exercise or enforce any right or provision of this Agreement, including any failure to act with respect to a breach, will not constitute a waiver of such right or provision or that Party's right to act with respect to subsequent or similar breaches. If any provision of this Agreement is found unenforceable, the balance of the Agreement will remain in full force and effect. The Parties are independent contractors, and this Agreement does not create an agency, partnership, or joint venture. This Agreement may be executed by facsimile or electronic scan and in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. Counterparts may be exchanged by facsimile, or attached as a pdf, jpeg, or similar file type to an email

c)	Assignment

Either Party hereto may not assign or otherwise part with their rights and interests in this Agreement without the prior consent of the other Party having first been obtained.

d)	Entire Agreement

This Agreement (together with any documents referred to herein) constitute the entire agreement between the Parties and it is expressly declared that no variations hereof shall be effective unless made in writing and executed by the Parties.

d)	Specific Performance

The Parties shall be entitled to specific performance of the sale and purchase of the Sale Shares and the performance of each and every covenant herein.

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e)	Rescission

Any rights of rescission conferred upon a Party herein shall be in addition to and without prejudice to all other rights and remedies available to it and exercise or failure to exercise such rights shall not constitute a waiver by it of any such right or remedy.

f)	Costs

The Investor shall bear the solicitors’ fees payable to the Investor(s)’ Solicitors and other professional fees and costs incurred incidental to this Agreement. The stamp duty for the transfer of the Sale Shares shall be paid by the Investor.

g)	Notice

Any notice required to be given by the Vendor or the Investor hereto to the other Party shall be deemed validly served by prepaid registered letter sent through the post to their respective address given herein or such other addresses as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served three (3) days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted at any post office in Malaysia. Notwithstanding the above method of service, either Party may also serve the notice to the other by personally delivering the said notice to the other Party or by telefax and either case the said notice is only to be treated as effectively served upon receipt by the sender of written acknowledgment of receipt signed by the receiving Party or its agent or servant during the normal working hours.

h)	Time

Time wherever mentioned in this Agreement shall be the essence of this contract.

(i)	Governing Law

This Agreement shall be governed and construed in accordance with the laws of the state of Nevada.

j)	Binding

This Agreement shall be binding upon the Parties hereto their assigns and personal representatives respectively.

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k)	Severability

In the event that any of the provisions in this Agreement is found or discovered to be void, illegal or unenforceable, then it is hereby declared by the parties hereto that the nullity, illegality and/or unenforceability of such provision shall not in any manner affect the validity, legality and enforceability of the remaining provisions of this Agreement.

l)	Further assurance

Each Party shall use their best endeavors to take all such steps, execute and perform all such documents and do all such acts and things as may be reasonably required by the other party from time to time in order to implement all of the provisions of this Agreement.

m)	Effect of Headings

The headings and sub-headings in this Agreement are inserted for convenience only and shall not be considered in construing the provisions of this Agreement.

n)	Schedules

The Schedules to this Agreement shall have full effect and shall be read as part and parcel of this Agreement as if they are incorporated herein.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day and year first above written.

SIGNED BY the above named	)
Vendor in the presence of :-)
)
)……………………………………………….
Director
Name :
Passport No. :

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.……………………………………………….
Director/Authorised Officer
Name :
Passport No. :

SIGNED for and on behalf of	)
the above named Investor	)
in the presence of :-)
)……………………………………………….
Director
Name :
Passport No. :

.……………………………………………….
Director/Authorised Officer
Name :
Passport No. :

Investment Agreement

TRON GROUP INC

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THE SCHEDULE

( which is to be taken, read and construed as an integral part of this Agreement )

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Section A :    The Vendor

TRON GROUP INC

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Section B :    The Investor

BT VANTAGE ASSETS GROUP LIMITED

(Company No.: 1981225)

Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

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Investment Agreement

TRON GROUP INC

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